     Exhibit 77(0) Morgan Stanley Dean Witter Multi-State
Municipal Series Trust
     10f-3 transactions for the period November 1, 1998 - May 31,
1999



TOTAL

ISSUED/
                                                 DATE      PRICE
SHARES    % OF    PRINCIPAL   PURCHASED
FUND/SERIES           SECURITY                   PURCHASED SHARE
PURCHASED ASSETS  AMOUNT      BY GROUP  BROKER(S)
Multi-State Muni- MI  Michigan Municipal Bond    11/6/98   $104.44
500,000   2.826%  $304,970,000  3.279%  Salomon Smith
                       Authority, School Ser 1998
Barney
Multi-State Muni- NY  NYS Urban Development      11/18/98  $102.06
500,000   4.154%  $403,160,000  2.108%  Salomon Smith
                       Corporation (AMBAC)
Barney

Multi-State Muni- AZ  PR Housing Finance,        12/18/98  $100.00
1,000,000 2.404%  $114,815,000  1.742%  Merrill Lynch
                       GNMA-Backed Mortgage
                       Revenue Bonds
Multi-State Muni- MI  PR Housing Finance,        12/18/98  $100.00
500,000   2.800%  $114,815,000  1.742%  Merrill Lynch
                       GNMA-Backed Mortgage
                       Revenue Bonds

Multi-State Muni- NY  PR Housing Finance,        12/18/98  $100.00
400,000   3.309%  $114,815,000  1.742%  Merrill Lynch
                       GNMA-Backed Mortgage
                       Revenue Bonds
Multi-State Muni- CA  San Diego County           12/17/98  $93.81
2,000,000 1.893%  $73,115,000   2.735%  Merrill Lynch
                       Courthouse (AMBAC)- COP

